EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076, and 333-111077 on Form S-8 of our reports dated February 26, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Mylan Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of the new authoritative guidance regarding convertible debt instruments that may be settled in cash or other assets upon conversion, the new authoritative guidance regarding noncontrolling interests in consolidated financial statements effective January 1, 2009 and the Company’s change in its fiscal year), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
February 26, 2010